EXHIBIT 99.1

MARTIN MIDSTREAM PARTNERS L.P.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information is based upon the historical financial statements of the Partnership, adjusted to reflect the disposition of its 900,000 barrel crude oil storage terminal known as the Corpus Christi Crude Terminal (or CCCT), its refined product barge terminal, certain pipelines and related easements as well as dockage and trans-loading assets (collectively, the "CCCT Assets").

The following unaudited pro forma condensed consolidated financial information of the Partnership should be read in conjunction with the related notes and with the historical consolidated financial statements of the Partnership and the related notes included in previous filings with the Securities and Exchange Commission. The unaudited pro forma condensed consolidated statement of operations gives effect to the disposition as if it occurred on January 1, 2016. The pro forma adjustments, described in the related notes, are based on the best available information and certain assumptions that the Partnership’s management believes are reasonable.

The unaudited pro forma condensed consolidated financial information is presented for informational purposes only and do not purport to be indicative of the actual operating results or financial position that would have occurred if the transaction described above had occurred as presented in such statements. In addition, future results may vary significantly from the results reflected in such statements. For example, this financial information does not reflect any potential earnings from the use of the proceeds from the disposition or reductions of previously allocated corporate costs.

MARTIN MIDSTREAM PARTNERS L.P.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Year Ended December 31, 2016
(Dollars in thousands, except per unit amounts)

	MMLP	Adjustments for		Pro Forma
	Historical	CCCT Assets		Consolidated
Revenues:
Terminalling and storage	$123,132	$(20,598)	A	$102,534
Marine transportation	58,290	—		58,290
Natural gas services	61,133	—		61,133
Sulfur services	10,800	—		10,800
Product sales:
Natural gas services	330,200	—		330,200
Sulfur services	130,258	—		130,258
Terminalling and storage	113,578	—		113,578
	574,036	—		574,036
Total revenues	827,391	(20,598)		806,793

Costs and expenses:
Cost of products sold: (excluding depreciation and amortization)
Natural gas services	289,516	—		289,516
Sulfur services	87,963	—		87,963
Terminalling and storage	94,175	—		94,175
	471,654	—		471,654
Expenses:
Operating expenses	158,864	(8,752)	A	150,112
Selling, general and administrative	34,385	(20)	A	34,365
Impairment of long lived assets	26,953	—		26,953
Impairment of goodwill	4,145	—		4,145
Depreciation and amortization	92,132	(5,381)	A	86,751
Total costs and expenses	788,133	(14,153)		773,980

Other operating income (loss)	33,400	(37,345)	A	(3,945)
Operating income	72,658	(43,790)		28,868

Other income (expense):
Equity in earnings of WTLPG	4,714	—		4,714
Interest expense, net	(46,100)	3,025	B	(43,075)
Other, net	1,106	(14)	A	1,092
Total other expense	(40,280)	3,011		(37,269)

Net income (loss) before taxes	32,378	(40,779)		(8,401)
Income tax expense	(726)	153	A	(573)
Income (loss) from continuing operations	31,652	(40,626)		(8,974)
Less general partner's interest in net (income) loss	(8,419)	816		(7,603)
Less (income) loss allocable to unvested restricted units	(90)	116		26
Limited partners' interest in net income (loss)	$23,143	$(39,694)		$(16,551)

Net income per limited partner unit - basic and diluted	$0.65			$(0.47)
Weighted average limited partner units - basic	35,347,032			35,347,032
Weighted average limited partner units - diluted	35,375,263			35,347,032

MARTIN MIDSTREAM PARTNERS L.P.
NOTES TO PRO FORMA UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands)

(A)	To reflect the removal of the operating results of the CCCT Assets including the gain on sale of $37,345 as if the transaction occurred on January 1, 2016.

(B)	To reflect the reduction in interest expense due to repayment of borrowings under the revolving credit facility using the net cash proceeds from the sale of CCCT Assets.